Exhibit 99.1
Alight Reports Second Quarter 2024 Results
– Announces CEO succession plan –
– Continuing operations BPaaS revenue increased 13% –
– 97% of 2024 Revenue Under Contract –
– Key wins with UPS, Wayfair, American Honda Motor Company & The Adecco Group –
– Completed cloud migration program and fully decommissioned data center –
– Repurchased $80 million of common stock –
CHICAGO, IL – August 6, 2024 – Alight, Inc. (NYSE: ALIT), a leading cloud-based provider of integrated digital human capital and business solutions, today reported results for the second quarter ended June 30, 2024.
“Alight is entering its next chapter following the accomplishment of several key strategic milestones including its recent divestiture,” said CEO Stephan Scholl. “As a simplified and focused wellbeing & benefits company, we have accelerated our financial profile, underscored by the immediate margin expansion and future earnings power. As I look to what is next for Alight, we are well-positioned to navigate a dynamic environment with tremendous long-standing relationships, world class services & technology, and highly impressive colleagues to serve our thousands of clients.”
CEO Succession Plan
In line with the closing of the Payroll & Professional Services sale, the Company announced that Stephan Scholl will step down as CEO and member of the Board, effective after the Board names a successor. Scholl will continue as CEO and Director during the search process. In addition, the Board has appointed Dave Guilmette, an independent Director, as Vice Chair of the Board. In this role, he will work closely with Scholl to ensure a smooth transition.
Chair of the Board William P. Foley, II, said, “On behalf of the entire Board, I want to thank Stephan for his commitment and vision. He has made a meaningful impact as our CEO, bringing the company public amidst the challenging COVID environment, and overseeing our path in developing the Alight Worklife® platform for employee wellbeing and benefits. With the divestiture behind us we are well positioned to deliver differentiated benefit services to our clients and profitable growth with significant margin and cash flow expansion for our shareholders. Stephan’s continued efforts and support through this transitionary period will help our next CEO hit the ground running with a substantially improved financial and operating model.”
Foley continued, “The Board has for months been actively planning for CEO succession and with the divestiture now closed, we look forward to bringing in a new leader to guide Alight in its exciting next chapter."
Presentation of Results
Beginning with the quarter ended March 31, 2024, the Company began accounting for the assets and liabilities of the Payroll & Professional Services business as “held for sale” and its operating results as discontinued operations. As such, the financial information contained in this release is presented on a continuing operations basis, unless otherwise noted. The Payroll & Professional Services business transaction closed subsequent to the end of the second quarter and accordingly, this press release also presents total company results.

Second Quarter 2024 Continuing Operations Highlights (all comparisons are relative to second quarter 2023)
•Revenue decreased 4.1% to $538 million
•Business Process as a Service (BPaaS) revenue grew 12.7% to $115 million, representing 21.4% of total revenue
•Gross profit of $167 million and gross profit margin of 31.0%, compared to $187 million and 33.3% in the prior year period, respectively, and adjusted gross profit of $196 million and adjusted gross profit margin of 36.4%, compared to $212 million and 37.8%, in the prior year period, respectively
•Net loss of $4 million compared to the prior year period net loss of $72 million primarily driven by non-operating fair value remeasurements of financial instruments and the tax receivable agreement
•Adjusted EBITDA of $105 million compared to the prior year period of $119 million
•Diluted earnings (loss) per share of $(0.01) compared to $(0.14) in the prior year period, and adjusted diluted earnings per share of $0.05 compared to $0.11 per share in the prior year period
•New wins, including new logos or expanded relationships with companies including UPS, Wayfair, American Honda Motor Company and The Adecco Group
•Repurchased $80 million of common stock under existing share repurchase program
Continuing Operations Second Quarter 2024 Results
Revenue decreased 4.1% to $538 million, as compared to $561 million in the prior year period. Excluding the exited Hosted business, revenue decreased 2.5%. The decrease was driven by lower volumes, net commercial activity, and project revenue within our Employer Solutions segment and the wind-down of our Hosted business operations. Recurring revenues were 91.6% of total revenue.
Gross profit was $167 million, or 31.0% of revenue, compared to $187 million, or 33.3% of revenue in the prior year period. The decrease in gross profit was primarily driven by lower revenue as noted above, and partially offset by productivity savings.
Selling, general and administrative expenses decreased $3 million when compared to the prior year period. This was driven by lower compensation expenses primarily related to share-based awards and lower costs incurred from our previously announced restructuring program, partially offset by professional fees incurred related to the sale of our Payroll & Professional Services business.
Interest expense of $33 million was flat from the prior year period. Interest expense benefited from the opportunistic repricing of our 2028 term loan and higher interest income and was offset by lower swap payments.
The Company’s loss from continuing operations before income tax expense was $2 million compared to loss from continuing operations before income tax benefit of $80 million in the prior year period. The improvement was primarily due to the non-operating fair value remeasurements of financial instruments and the tax receivable agreement.
Balance Sheet Highlights
As of June 30, 2024, the Company’s cash and cash equivalents balance was $183 million, total debt was $2,780 million and total debt net of cash and cash equivalents was $2,597 million.

During the quarter, the Company completed a repricing of its 2028 term loan that decreased its interest rate by 50 basis points for $10 million of anticipated annualized interest expense savings following the Company's deleveraging in July 2024.
Subsequent Events
On July 12, 2024, the Company announced that it completed the sale of its Payroll and Professional Services business.
On July 15, 2024, the Company commenced its $75 million accelerated share repurchase agreement with final settlement expected in the third quarter of 2024.
Following the repayment of $740 million of debt during July 2024, the interest rates on the Company’s debt are 100% fixed through 2024 and 70% through 2025.
Second Half 2024 Business Outlook
For the second half of 2024, we expect:
•Revenue of $1.207 billion to $1.232 billion.
•BPaaS Revenue of $265 to $275 million.
•Adjusted EBITDA of $326 million to $351 million.
•Adjusted EBITDA margin range of 26.5% to 29.1%.
•Adjusted diluted EPS of $0.31 to $0.36.
•Operating Cash Flow Conversion rate of 55-65%.
Reconciliations of the historical financial measures used in this press release that are not recognized under U.S. generally accepted accounting principles ("GAAP") are included below. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Earnings Conference Call and Webcast Information
A conference call to discuss the Company’s second quarter 2024 financial results is scheduled for today, August 6, 2024 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties can access the live webcast and accompanying presentation materials by logging on to the Investor Relations section on the Company’s website at http://investor.alight.com. A replay of the conference call and the accompanying presentation materials will be available on the investor relations website for approximately 90 days.
About Alight Solutions
Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations. Through the administration of employee benefits, Alight powers confident health, wealth, leaves and wellbeing decisions for 35 million people and dependents. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn how Alight unlocks growth for organizations of all sizes at alight.com.
Contacts
Investors:
Jeremy Cohen
investor.relations@alight.com

Media:
Mariana Fischbach
mariana.fischbach@alight.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our management and director succession plans, statements regarding the anticipated benefits of the sale of our Payroll & Professional Services business including the achievement of our financial objectives, statements related to our cloud migration project and its expected impact, statements related to our expected revenue under contract and statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to our ability to successfully separate our Payroll and Professional Services business, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024 and in the Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Financial Measures and Other Information
This press release includes supplemental information presenting the results of our operations on a total company basis that includes the Payroll & Professional Services business. This presentation is not considered to be prepared in accordance with GAAP. However, as the Payroll & Professional Services business continued to operate as a business of Alight until the closing of the transaction, we believe the total company results provide a meaningful basis of comparison and are useful in identifying current business trends for the periods presented.
The Company also refers to certain non-GAAP financial measures in this press release, including: Adjusted EBITDA From Continuing Operations, Adjusted EBITDA Margin From Continuing Operations, Adjusted Net Income From Continuing Operations, Adjusted Diluted Earnings Per Share From Continuing Operations, Operating Cash Flow Conversion, Adjusted Gross Profit and Adjusted Gross Profit Margin. Please see below for additional information and for reconciliations of such non-GAAP financial measures. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Adjusted EBITDA From Continuing Operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance. Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA From Continuing Operations divided by revenue. Both Adjusted EBITDA From Continuing Operations and Adjusted EBITDA Margin From Continuing Operations are non-GAAP financial measures used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods as well as to evaluate our core operating performance.
Adjusted Net Income From Continuing Operations, which is defined as net income (loss) from continuing operations adjusted for intangible amortization and the impact of certain non-cash items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used solely for the purpose of calculating Adjusted Diluted Earnings Per Share From Continuing Operations.
Adjusted Diluted Earnings Per Share From Continuing Operations is defined as Adjusted Net Income From Continuing Operations divided by the adjusted weighted-average number of shares of Alight Inc. common stock, diluted. Adjusted Diluted Earnings Per Share From Continuing Operations is used by us and our investors to evaluate our core operating performance and to benchmark our operating performance against our competitors.
Operating Cash Flow Conversion is defined as cash provided by operating activities divided by Adjusted EBITDA. Operating Cash Flow Conversion is used by management and stakeholders to evaluate our core operating performance.
Adjusted Gross Profit is defined as revenue less cost of services adjusted for depreciation, amortization and share-based compensation, and Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by revenue. Management uses Adjusted Gross Profit and Adjusted Gross Profit Margin as key measures in making financial, operating and planning decisions and in evaluating our performance. We believe that presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.
Revenue Under Contract is an operational metric that represents management’s estimate of anticipated revenue expected to be recognized in the period referenced based on available information that includes historical client contracting practices. The metric does not reflect potential future events such as unexpected client volume fluctuations, early contract terminations or early contract renewals. Our metric may differ from similar terms used by other companies and therefore comparability may be limited.

Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenue	$538	$561	$1,097	$1,147
Cost of services, exclusive of depreciation and amortization	345	356	701	738
Depreciation and amortization	26	18	47	35
Gross Profit	167	187	349	374

Operating Expenses
Selling, general and administrative	146	149	292	300
Depreciation and intangible amortization	73	74	149	150
Total Operating expenses	219	223	441	450
Operating Income (Loss) From Continuing Operations	(52)	(36)	(92)	(76)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Interest expense	33	33	64	66
Other (income) expense, net	—	—	1	1
Total Other (income) expense, net	(50)	44	58	111
Income (Loss) From Continuing Operations Before Taxes	(2)	(80)	(150)	(187)
Income tax expense (benefit)	2	(8)	(25)	(31)
Net Income (Loss) From Continuing Operations	(4)	(72)	(125)	(156)
Net Income (Loss) From Discontinued Operations, Net of Tax	27	—	32	10
Net Income (Loss)	23	(72)	(93)	(146)
Net income (loss) attributable to noncontrolling interests	—	(5)	(2)	(11)
Net Income (Loss) Attributable to Alight, Inc.	$23	$(67)	$(91)	$(135)

Earnings Per Share
Basic and Diluted
Continuing operations	$(0.01)	$(0.14)	$(0.23)	$(0.30)
Discontinued operations	$0.05	$0.00	$0.06	$0.02
Net Income (Loss)	$0.04	$(0.14)	$(0.17)	$(0.28)

Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2024	December 31, 2023
(in millions, except par values)
Assets
Current Assets
Cash and cash equivalents	$183	$324
Receivables, net	372	435
Other current assets	210	260
Fiduciary assets	217	234
Current assets held for sale	2,461	1,523
Total Current Assets	3,443	2,776
Goodwill	3,212	3,212
Intangible assets, net	2,995	3,136
Fixed assets, net	393	331
Deferred tax assets, net	86	38
Other assets	344	341
Long-term assets held for sale	—	948
Total Assets	$10,473	$10,782

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$249	$325
Current portion of long-term debt, net	329	25
Other current liabilities	261	233
Fiduciary liabilities	217	234
Current liabilities held for sale	1,461	1,370
Total Current Liabilities	2,517	2,187
Deferred tax liabilities	32	32
Long-term debt, net	2,451	2,769
Long-term tax receivable agreement	757	733
Financial instruments	80	109
Other liabilities	159	142
Long-term liabilities held for sale	—	68
Total Liabilities	$5,996	$6,040
Commitments and Contingencies
Stockholders' Equity
Preferred stock at $0.0001 par value: 1.0 shares authorized, none issued and outstanding	$—	$—
Class A Common Stock: $0.0001 par value, 1,000.0 shares authorized; 541.4 and 510.9 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class B Common Stock: $0.0001 par value, 20.0 shares authorized; 9.8 and 9.9 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class V Common Stock: $0.0001 par value, 175.0 shares authorized; 0.6 and 29.0 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class Z Common Stock: $0.0001 par value, 12.9 shares authorized; 0.6 and 3.4 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost (16.6 and 6.4 shares at June 30, 2024 and December 31, 2023, respectively)	(132)	(52)
Additional paid-in-capital	5,134	4,946
Retained deficit	(594)	(503)
Accumulated other comprehensive income	65	71
Total Alight, Inc. Stockholders' Equity	$4,473	$4,462
Noncontrolling interest	4	280
Total Stockholders' Equity	$4,477	$4,742
Total Liabilities and Stockholders' Equity	$10,473	$10,782

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in millions)	2024	2023
Operating activities:
Net Income (Loss) From Continuing Operations	$(125)	$(156)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	56	44
Intangible asset amortization	140	141
Noncash lease expense	6	7
Financing fee and premium amortization	(1)	(1)
Share-based compensation expense	48	64
(Gain) loss from change in fair value of financial instruments	(31)	25
(Gain) loss from change in fair value of tax receivable agreement	24	19
Release of unrecognized tax provision	(2)	(1)
Deferred tax expense (benefit)	(39)	(3)
Other	2	4
Changes in operating assets and liabilities:
Accounts receivable	62	34
Accounts payable and accrued liabilities	(75)	(120)
Other assets and liabilities	28	56
Cash provided by operating activities - continuing operations	93	113
Cash provided by operating activities - discontinued operations	65	49
Net cash provided by operating activities	$158	$162
Investing activities:
Capital expenditures	(67)	(78)
Cash used for investing activities - continuing operations	(67)	(78)
Cash used in investing activities - discontinued operations	(11)	(11)
Net cash used in investing activities	$(78)	$(89)
Financing activities:
Net increase (decrease) in fiduciary liabilities	(17)	(17)
Repayments to banks	(13)	(13)
Principal payments on finance lease obligations	(14)	(13)
Payments on tax receivable agreements	(62)	(7)
Tax payment for shares/units withheld in lieu of taxes	(58)	(6)
Deferred and contingent consideration payments	—	(4)
Repurchase of shares	(80)	(14)
Cash used for financing activities - continuing operations	(244)	(74)
Cash provided by (used in) financing activities - discontinued operations	22	(201)
Net Cash provided by (used for) financing activities	$(222)	$(275)
Effect of exchange rate changes on cash, cash equivalents and restricted cash - discontinued operations	(3)	5
Net increase (decrease) in cash, cash equivalents and restricted cash	(145)	(197)
Cash, cash equivalents and restricted cash balances from:
Continuing operations - beginning of year	$558	$482
Discontinued operations - beginning of year(a)	1,201	1,277
Less Discontinued operations - end of period(a)	1,214	1,079
Continuing operations - end of period	$400	$483
(a)Reported as assets held for sale on our condensed consolidated balance sheets.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted EBITDA from Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net Income (Loss) From Continuing Operations (1)	$(4)	$(72)	$(125)	$(156)
Interest expense	33	33	64	66
Income tax expense (benefit)	2	(8)	(25)	(31)
Depreciation	30	22	56	44
Intangible amortization	69	70	140	141
EBITDA From Continuing Operations	130	45	110	64
Share-based compensation	20	30	48	64
Transaction and integration expenses (2)	19	8	36	10
Restructuring	18	25	33	48
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Other	1	—	1	1
Adjusted EBITDA From Continuing Operations	$105	$119	$221	$231
Revenue	$538	$561	$1,097	$1,147
Adjusted EBITDA Margin From Continuing Operations (3)	19.5%	21.2%	20.1%	20.1%
(1)Adjusted EBITDA excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.
(2)Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(3)Adjusted EBITDA Margin From Continuing Operations is defined as Adjusted EBITDA from Continuing Operations as a percentage of revenue.

Reconciliation of Net Income (Loss) From Continuing Operations to Adjusted Net Income and Adjusted Diluted Earnings per Share From Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in millions, except share and per share amounts)
Numerator:
Net Income (Loss) From Continuing Operations Attributable to Alight, Inc. (1)	$(4)	$(67)	$(123)	$(145)
Conversion of noncontrolling interest	—	(5)	(2)	(11)
Intangible amortization	69	70	140	141
Share-based compensation	20	30	48	64
Transaction and integration expenses (2)	19	8	36	10
Restructuring	18	25	33	48
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Other	2	—	2	1
Tax effect of adjustments (3)	(12)	(12)	(41)	(41)
Adjusted Net Income From Continuing Operations	$29	$60	$86	$111

Denominator:
Weighted average shares outstanding - basic	546,174,400	490,306,205	543,376,024	483,358,533
Dilutive effect of the exchange of noncontrolling interest units	554,568	—	554,568	—
Dilutive effect of RSUs	374,688	—	—	—
Weighted average shares outstanding - diluted	547,103,656	490,306,205	543,930,592	483,358,533
Exchange of noncontrolling interest units(4)	107,673	44,103,939	2,714,155	51,055,250
Impact of unvested RSUs(5)	9,222,832	10,109,595	9,597,520	10,109,595
Adjusted shares of Class A Common Stock outstanding - diluted(6)(7)	556,434,161	544,519,739	556,242,267	544,523,378

Basic (Net Loss) Earnings Per Share From Continuing Operations	$(0.01)	$(0.14)	$(0.23)	$(0.30)
Diluted (Net Loss) Earnings Per Share From Continuing Operations	$(0.01)	$(0.14)	$(0.23)	$(0.30)
Adjusted Diluted Earnings Per Share From Continuing Operations	$0.05	$0.11	$0.15	$0.20
(1)Excludes the impact of discontinued operations. Comparable periods have been recast to exclude these impacts.
(2)Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(3)Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.
(4)Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.
(5)Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.
(6)Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for any 20 trading days within a consecutive period of 30 trading days; (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for any 20 trading days within a consecutive period of 30 trading days. Both tranches have a seven-year duration.
(7)Excludes approximately 14.1 million and 30.2 million performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of June 30, 2024 and 2023, respectively.

Gross Profit to Adjusted Gross Profit Reconciliation by Segment
(Unaudited)

	Three Months Ended June 30, 2024
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$167	$—	$167
Add: stock-based compensation	3	—	3
Add: depreciation and amortization	26	—	26
Adjusted Gross Profit	$196	$—	$196
Gross Profit Margin	31.0%	0.0%	31.0%
Adjusted Gross Profit Margin	36.4%	0.0%	36.4%

	Three Months Ended June 30, 2023
($ in millions)	Employer Solutions	Other	Total
Gross Profit	$189	$(2)	$187
Add: stock-based compensation	7	—	7
Add: depreciation and amortization	17	1	18
Adjusted Gross Profit	$213	$(1)	$212
Gross Profit Margin	34.2%	(22.2)%	33.3%
Adjusted Gross Profit Margin	38.6%	(11.1)%	37.8%

Other Select Financial Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	2023	2024	2023
Segment Revenues
Employer Solutions:
Recurring	$493	$505	$1,014	$1,038
Project	45	47	83	90
Total Employer Solutions	538	552	1,097	1,128
Other (1)	—	9	—	19
Total revenue	$538	$561	$1,097	$1,147

Segment Gross Profit
Employer Solutions	$167	$189	$349	$376
Other	—	(2)	—	(2)
Total gross profit	$167	$187	$349	$374

Segment Gross Margin
Employer Solutions	31.0%	34.2%	31.8%	33.3%
Other	0.0%	(22.2)%	0.0%	(10.5)%
Total gross margin	31.0%	33.3%	31.8%	32.6%

Segment Adjusted Gross Profit
Employer Solutions	$196	$213	$404	$423
Other	—	(1)	—	—
Total adjusted gross profit	$196	$212	$404	$423

Segment Adjusted Gross Margin Percent
Employer Solutions	36.4%	38.6%	36.8%	37.5%
Other	0.0%	(11.1)%	0.0%	0.0%
Total adjusted gross margin percent	36.4%	37.8%	36.8%	36.9%

Adjusted EBITDA From Continuing Operations	$105	$119	$221	$231

Cash provided by continuing operating activities			$93	$113

Other Key Statistics
Recurring revenue, Ex. Other	$493	$505	$1,014	$1,038
BPaaS revenue	$115	$102	$232	$199
BPaaS revenue as % of total revenue	21.4%	18.2%	21.1%	17.3%
(1)Other primarily attributable to the former Hosted Segment.

Supplemental Financial Information
(Continuing Operations and Discontinued Operations)
Alight, Inc. Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenue	$787	$806	$1,603	$1,637
Cost of services, exclusive of depreciation and amortization	512	528	1,055	1,083
Depreciation and amortization	26	21	50	40
Gross Profit	249	257	498	514

Operating Expenses
Selling, general and administrative	197	193	380	378
Depreciation and intangible amortization	72	85	157	170
Total operating expenses	269	278	537	548
Operating Income (Loss)	(20)	(21)	(39)	(34)
Other (Income) Expense
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Interest expense	33	33	64	66
Other (income) expense, net	2	4	4	7
Total other (income) expense, net	(48)	48	61	117
Income (Loss) Before Income Tax	28	(69)	(100)	(151)
Income tax expense (benefit)	5	3	(7)	(5)
Net Income (Loss)	23	(72)	(93)	(146)
Net loss attributable to noncontrolling interests	—	(5)	(2)	(11)
Net (Loss) Income Attributable to Alight, Inc.	$23	$(67)	$(91)	$(135)

Earnings Per Share
Basic (net loss) earnings per share	$0.04	$(0.14)	$(0.17)	$(0.28)
Diluted (net loss) earnings per share	$0.04	$(0.14)	$(0.17)	$(0.28)

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2024	2023	2024	2023
Net Income (Loss)	$23	$(72)	$(93)	$(146)
Interest expense	33	33	64	66
Income tax expense (benefit)	5	3	(7)	(5)
Depreciation	29	26	58	50
Intangible amortization	69	80	149	160
EBITDA	159	70	171	125
Share-based compensation	18	38	46	75
Transaction and integration expenses (1)	29	8	46	10
Restructuring	20	30	37	56
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Other	2	—	2	1
Adjusted EBITDA	$145	$157	$295	$311
Revenue	$787	$806	$1,603	$1,637
Adjusted EBITDA Margin (2)	18.4%	19.5%	18.4%	19.0%

(1)    Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(2)Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted Earnings per Share (Unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net (Loss) Income Attributable to Alight, Inc.	$23	$(67)	$(91)	$(135)
Conversion of noncontrolling interest	—	(5)	(2)	(11)
Intangible amortization	69	80	149	160
Share-based compensation	18	38	46	75
Transaction and integration expenses (1)	29	8	46	10
Restructuring	20	30	37	56
(Gain) Loss from change in fair value of financial instruments	(52)	—	(31)	25
(Gain) Loss from change in fair value of tax receivable agreement	(31)	11	24	19
Other	2	—	2	1
Tax effect of adjustments (2)	(15)	(18)	(47)	(51)
Adjusted Net Income	$63	$77	$133	$149

Denominator:
Weighted average shares outstanding - basic	546,174,400	490,306,205	543,376,024	483,358,533
Dilutive effect of the exchange of noncontrolling interest units	554,568	—	554,568	—
Dilutive effect of RSUs	374,688	—	—	—
Weighted average shares outstanding - diluted	547,103,656	490,306,205	543,930,592	483,358,533
Exchange of noncontrolling interest units (3)	107,673	44,103,939	2,714,155	51,055,250
Impact of unvested RSUs(4)	9,222,832	10,109,595	9,597,520	10,109,595
Adjusted shares of Class A Common Stock outstanding - diluted (5)(6)	556,434,161	544,519,739	556,242,267	544,523,378

Basic (Net Loss) Earnings Per Share	$0.04	$(0.14)	$(0.17)	$(0.28)
Diluted (Net Loss) Earnings Per Share	$0.04	$(0.14)	$(0.17)	$(0.28)
Adjusted Diluted Earnings Per Share	$0.11	$0.14	$0.24	$0.27
(1)Transaction and integration expenses primarily relate to acquisition and divestiture activities.
(2)Income tax effects have been calculated based on the statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income and adjusted for significant changes in fair value measurement.
(3)Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.
(4)Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.
(5)Excludes two tranches of contingently issuable seller earnout shares: (i) 7.5 million shares will be issued if the Company's Class A Common Stock's volume-weighted average price ("VWAP") is >$12.50 for any 20 trading days within a consecutive period of 30 trading days; (ii) 7.5 million shares will be issued if the Company's Class A Common Stock VWAP is >$15.00 for any 20 trading days within a consecutive period of 30 trading days. Both tranches have a seven-year duration.
(6)Excludes approximately 14.1 million and 30.2 million performance-based units, which represents the gross number of shares expected to vest based on achievement of performance conditions as of June 30, 2024 and 2023, respectively.

Gross Profit to Adjusted Gross Profit Reconciliation
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	2023	2024	2023
Gross Profit	$249	$257	$498	$514
Add: stock-based compensation	3	9	8	18
Add: depreciation and amortization	26	21	50	40
Adjusted Gross Profit	$278	$287	$556	$572
Gross Profit Margin	31.6%	31.9%	31.1%	31.4%
Adjusted Gross Profit Margin	35.3%	35.6%	34.7%	34.9%
Total Company Revenue Disaggregation
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	2023	2024	2023
Employer Solutions:
Recurring	$493	$505	$1,014	$1,038
Project	45	47	83	90
Total Employer Solutions	538	552	1,097	1,128
Revenue from Discontinued Operations	249	245	506	490
Total Revenue, excluding Hosted	787	797	1,603	1,618
Other (1)	—	9	—	19
Total Alight Revenue	$787	$806	$1,603	$1,637
(1)Other primarily attributable to the formed Hosted segment.